                                                                         Ex 3(i)


                               SECRETARY OF STATE

                                     [SEAL]


                                 STATE OF NEVADA



                                CORPORATE CHARTER




        I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that DEL CERRO ENTERPRISES, INC. did on MARCH 10, 1999 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said articles contain all the provisions required by the law of said State of Nevada.

                                        IN WITNESS WHEREOF, I have hereunto set
                                        my hand and affixed the Great Seal of
                                        State, at my office, in Carson City,
                                        Nevada, on MARCH 11, 1999.


        [SEAL]                              /s/ DEAN HELLER
                                            ------------------------------------
                                            Secretary of State


                                            By /s/ KELLY R. DAVENPORT
                                              ----------------------------------
                                               Certification Clerk

                            ARTICLES OF INCORPORATION

                                       OF

                           DEL CERRO ENTERPRISES, INC.
                              a Nevada Corporation


        FIRST: The name of the corporation is:

                DEL CERRO ENTERPRISES, INC.

        SECOND: The resident agent for this corporation shall be:

                SAGE INTERNATIONAL, INC.

The address of said agent, and the principal or statutory address of this corporation in the State of Nevada, shall be 1135 Terminal Way, Suite 209, Reno, Nevada, 89502, located in Washoe County, State of Nevada. This corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as with the State of Nevada.

        THIRD: The objects for which this corporation is formed are as follows: to engage in any lawful activity.

        FOURTH: That the total number of voting common stock authorized that may be issued by the corporation is TWENTY FIVE THOUSAND (25,000) shares of stock with NO PAR VALUE, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

        FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one
(1). The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

             NAME                         ADDRESS
             ----                         -------
         Cheri S. Hill              1135 Terminal Way, Suite 209
                                    Reno, Nevada 89502


                                  1 of 3 pages.

        SIXTH: After the amount of the subscription price, the purchase price, of the par value of the stock of any class or series is paid into the corporation, owners or holders of shares of any stock in the corporation may never be assessed to pay the debts of the corporation.

        SEVENTH: The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

             NAME                         ADDRESS
             ----                         -------
         Cheri S. Hill              1135 Terminal Way, Suite 209
                                    Reno, Nevada 89502

        EIGHTH: The corporation is to have a perpetual existence.

        NINTH: No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer of for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of this corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

        TENTH: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

        ELEVENTH: This corporation reserves the right to amend, alter, change or repeal and provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon the Stockholders herein are granted subject to this reservation.



                                  2 of 3 pages.

        I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and accordingly have hereunto set my hand FEBRUARY 25, 1999.


/s/ CHERI S. HILL
-----------------------------------
CHERI S. HILL, Incorporator


STATE OF NEVADA

COUNTY OF WASHOE

On FEBRUARY 25, 1999, before me, the undersigned, a Notary Public in and for said County and State, personally known to me to be the person whose name is subscribed to the foregoing document and acknowledged to be the same.

/s/ V.R. SWEET
-----------------------------------
Notary Public                                        [SEAL]


                          CERTIFICATE OF ACCEPTANCE OF
                          APPOINTMENT BY RESIDENT AGENT

SAGE INTERNATIONAL, INC., hereby accepts appointment as Resident Agent of DEL CERRO ENTERPRISES, INC. in accordance with NRS 78.090.

SAGE INTERNATIONAL, INC.


By: /s/ CHERI S. HILL
-----------------------------------
    CHERI S. HILL, Senior V.P.                  Date: February 25, 1999


                                 3 of 3 pages.

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

  (Before Payment of Capital or Issuance of Stock)


                                    CHERI S. HILL
                                    ----------------------
                                    Name of Incorporator

certifies that:

1. She constitutes two-thirds of the original incorporators of Del Cerro Enterprises, Inc., a Nevada corporation.

2. The original Articles were filed in the Office of the Secretary of State of March 10, 1999.

3. As of the date of this certificate, no stock of the corporation has been issued.

4. They hereby adopt the following amendments to the articles of incorporation of this corporation:

        Articles FOURTH is amended to read as follows:

                FOURTH. That the total number of voting common stock authorized that may be issued by the corporation is FIFTY MILLION (50,000,000) shares of stock with a PAR VALUE of $.001 PER SHARE, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.



                                                     /s/ CHERI S. HILL
                                                     ---------------------------
                                                     Signature